Exhibit 99.1

Company Contact: Gordon Sangster (gsangster@micruscorp.com) Vice President, Chief Financial Officer Micrus Endovascular Corporation (408) 433-1400	Investor Contacts: Jody Cain (jcain@lhai.com) Bruce Voss (bvoss@lhai.com) Lippert/Heilshorn & Associates, Inc. (310) 691-7100

MICRUS ANNOUNCES STOCKHOLDER APPROVAL OF MERGER AGREEMENT WITH JOHNSON & JOHNSON

SAN JOSE, Calif. (September 14, 2010) – Micrus Endovascular Corporation (NASDAQ: MEND) announced today that its stockholders approved a proposal to adopt the merger agreement which provides that Micrus is to become a wholly-owned subsidiary of Johnson & Johnson (NYSE: JNJ), among other business, at its 2010 annual meeting of stockholders.  Approximately 99 percent of the votes cast – representing nearly 71 percent of Micrus Endovascular’s shares outstanding – voted to adopt the merger agreement.

In addition, Micrus Endovascular’s stockholders voted in favor of all proposals presented at the annual meeting, including the re-election of the two members of Micrus Endovascular’s board of directors who were up for re-election.

The consummation of the merger remains subject to the satisfaction or waiver of certain closing conditions set forth in the merger agreement and discussed in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by Micrus Endovascular on August 13, 2010.  The companies expect to complete the merger during the second half of 2010.

Upon completion of the merger, Micrus Endovascular will become a wholly-owned subsidiary of Johnson & Johnson and each share of common stock of Micrus Endovascular will be converted into the right to receive $23.40 in cash.

About Micrus Endovascular
Micrus Endovascular develops, manufactures and markets implantable and disposable medical devices for use in the treatment of cerebral vascular diseases. Micrus Endovascular products are used by interventional neuroradiologists, interventional neurologists and endovascularly trained neurosurgeons to treat both cerebral aneurysms responsible for hemorrhagic stroke and intracranial atherosclerosis, which may lead to ischemic stroke. Hemorrhagic and ischemic stroke are both significant causes of death and disability worldwide. The Micrus Endovascular product lines enable physicians to gain access to the brain in a minimally invasive manner through the vessels of the arterial system. Micrus Endovascular's proprietary, three-dimensional microcoils anatomically deploy within the aneurysm, forming a scaffold that conforms to a wide diversity of aneurysm shapes and sizes. Micrus Endovascular also sells stents, balloon catheters, access devices such as guide catheters, microcatheters, guidewires and accessory products used in conjunction with its microcoils. For more information, visit www.micruscorp.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including the risk that the acquisition of Micrus Endovascular will not be consummated, as the transaction is subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions, such as interest rate and currency exchange rate fluctuations; any statements regarding the technological advances and patents attained by competitors; any statements on domestic and foreign health care reforms and governmental laws and regulations; and any statements on trends toward health care cost containment and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and other factors, and the general risks associated with the business of Micrus Endovascular described in the reports and other documents filed by it with the Securities and Exchange Commission (the "SEC") could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to Micrus Endovascular and are qualified in their entirety by this cautionary statement. Micrus Endovascular does not assume any obligation to update any such forward-looking statements or other statements included in this press release.

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